Form C

Cover Page

Name of issuer:

VetPronto - Mobile Veterinarians Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 5/21/2014

Physical address of issuer:

113 Ripley
San Francisco CA 94110

Website of issuer:

http://www.vetpronto.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

3/8/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

7

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$266,801.00	$85,834.00
Cash & Cash Equivalents:	$260,071.00	$79,249.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$435,194.00	$23,760.00
Taxes Paid:	$0.00	$0.00
Net Income:	($602,419.00)	($13,510.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

VetPronto - Mobile Veterinarians Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Soren Berg	CTO	VetPronto	2014
Joe Waltman	CEO	VetPronto	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Katherine van Ekert	CMO	2015
Soren Berg	CTO	2014
Joe Waltman	CEO	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Soren Berg	2428048 - Common	24.3
Joe Waltman	2428048 - Common	24.3

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Changes in the demand for our products and services could negatively affect our operating results.
>
> The significant competition in the companion animal healthcare industry could result in a decrease in our prices, an increase in our acquisition costs, a loss of market share and could materially affect our revenue and profitability.
>
> If we are unable to effectively execute our growth strategy, we may not achieve our desired economies of scale and our profitability may decline.
>
> We may experience difficulties hiring skilled veterinarians due to shortages that could disrupt our business.
>
> Any failure in our information technology systems, disruption in our transportation network or failure to receive supplies could significantly increase testing turn-around time, reduce our production capacity and otherwise disrupt our operations.
>
> If we fail to comply with governmental regulations applicable to our business, various governmental agencies may impose fines, institute litigation or preclude us from operating in certain states.
>
> Changes in regulations or user concerns regarding privacy and protection of user data could adversely affect our business.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$50,000**
Use of Proceeds:	Geographic Expansion. We are going to use funds to expand to new markets. We estimate that it costs $50k - $75k to get a new market to break even.

If we raise: **$100,000**

Use of Proceeds: Improve Operational Efficiencies. We will be automating a number of manual processes as well as launch route optimization that will increase vet utilization. We are estimating costs of around $15-$20k to optimize our processes.

If we raise: **$150,000**

Use of Proceeds: Expand Service Offering. We will launch an upgraded native mobile app that will include virtual care options (e.g. video chat). We estimate it will cost around $20-$25k to enable this.

If we raise: **$1,000,000**

Use of Proceeds: Additional Geographic Expansion. The amount that we raise will determine the number of markets we can launch. We will be launching in New York in the fall and then hope to be in 2-3 other cities by the end of the year.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors , or
- (ii) if the valuation for the company is more than **$5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap (**$5 million**) divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$25,000** in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$25,000** have standard voting rights in the Company once they receive **Preferred Stock**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap (**$5 million**) divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock** , but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$25,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$25,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):			Choose	No
Common Stock	10,000,000	7,420,434	Yes	No
Debt Securities			No	No
Other				
Options	939,400	79,289	Yes	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than **$5 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$5 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

N/A

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
6/2015	Section 4(a)(2)	SAFE	$690,000	General operations
10/2015	Section 4(a)(2)	SAFE	$10,000	General operations
12/2015	Section 4(a)(2)	SAFE	$85,000	General operations
1/2016	Section 4(a)(2)	SAFE	$114,800	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12-month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview.

We are building a marketplace for house call veterinary care.
There are three primary components to this business; pet owner acquisition, veterinary acquisition, and the technical platform. We have developed proprietary technology to make the management of these three components as efficient as possible.

We generate revenue by charging pet owners for veterinary services including examinations, medications, diagnostics and euthanasias.

We originally founded our business in 2014 to provide remote veterinary care. We quickly realized that house call based vet care was a much bigger opportunity and launched the house call offering in San Francisco at the end of 2014. We have since expanded to the rest of the SF Bay Area and currently have 50 veterinarians and vet techs on our platform. We have over 3,000 active clients.

Although our industry is seasonal and tends to slow down in the summer months, we have maintained a 10.1% compounded monthly growth rate since December 2014 (when our monthly revenue was higher than $10k).

Our total revenue grew 156% to $530k during the first 7 months of 2016, up from $207k during the same period in 2015.

We expect to continue to grow our business. Although there is no guarantee that our historical results or cash flows (as described below and in our financial statements) will continue to develop in the same way as they have in the past few years, we expect generally to grow in the coming years. Nonetheless, it may be years before Investors see a return on their investment, if they do at all.

The following trends or uncertainties could affect our financial condition, including the liquidity, cash flow and capital resources described below:
· Our ability to cost effectively acquire pet owners and veterinarians
· Our ability to manage multiple markets
· Pet owners' willingness to pay a premium for the convenience of house call veterinary services
· The launching of a well funded competitor

Liquidity. The following table summarizes our statement of cash flows for 2016:
OPERATING ACTIVITIES
Net Income -$242,518.05
Total Adjustments 1,723.23
Net cash provided by operating activities -$240,794.82
FINANCING ACTIVITIES
Net cash provided by financing activities $137,540.00
Net cash increase for period -$103,254.82
Cash at beginning of period $260,071.20
Cash at end of period $156,816.38

We expect that the proceeds of this offering will improve our liquidity and provide additional capital to pursue geographic expansion. Although the proceeds of this offering are not
necessary to the viability of our business, it will be integral to allow us to expand to multiple markets simultaneously.

Capital Resources. We have financed our operations through issuances of convertible debt and client revenue. The convertible debt is based on Y Combinator's SAFE document.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.vetpronto.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Wefunder Crowdfunding SAFE

Appendix C: Financial Statements & Tax Returns

- CPA Reviewed Statement

Appendix D: Director & Officer Work History

- Joe Waltman
- Katherine van Ekert
- Soren Berg

by Wefunder Portal LLC

INVEST IN VETPRONTO

On-demand, house call veterinarians



0
investors

$0
raised of $50K-$1M goal

Future Equity (SAFE)

$5M valuation cap

A SAFE gives you the right to shares in VetPronto. If you invest, you're betting the company will be worth more than $5M in the future.

INVEST $25,000+ FOR VOTING RIGHTS

$100 min INVEST

FOLLOW FOR UPDATES SHARE TWEET

COMPANY PROFILE ASK QUESTION

We provide on-demand veterinarians who treat your pets in the comfort of your home. 65% of American households have a pet—there are 77 million dogs and 86 million cats who need check-ups at least twice a year. But only 30% of these animals ever see a vet in their lifetime because the experience is tedious, and sometimes even impossible for urban pet-owners without a car. We're fixing that. Pet owners can get vets when they need them, where they need them: right at home.



Joe Waltman
CEO, VETPRONTO

KEY FACTS

- 50+ Veterinary professionals / 3500 customers in LA and Bay Area
- 40% of customers book follow-up appointments in 6 months
- 35% Gross margins / 1 year customer LTV: $350
- 5 Star Yelp rating with over 270 reviews
- 15% Compounded monthly growth
- 65% of all U.S. households own a pet

OUR AMBITION

We're the first mobile service scaling house-call veterinarians for more convenient pet care. We're active in Los Angeles and the Bay Area, where we have over 50 on-call vets and nurses and 3500 customers who book up to 4 appointments a year (the industry standard is only 2 a year). And they love us: that's why we have a five-star Yelp rating from over 270 customers. The next step is to expand to New York, then across the U.S., so all pet-owners can call vets to their home for the best care.

INVESTOR PERKS

$500+ free roll of Trump poo bags (while supplies last)

$1,000+ Get a free house call and exam for one pet.

$2,500+ free house call + years worth of vaccines for one pet

$5,000+ free house call + years worth of vaccines and years worth of flea/tick preventatives

$10,000+ Get year of free house call medical care for one pet (does not include surgeries or imaging).

vetpronto.com

WHY I LIKE VETPRONTO

We have been very impressed with Joe and the VetPronto team. They are smart, resourceful and scrappy. Plus, they know their market cold. We are thrilled to be investors in the company and look forward to their continued success.



Phil Nadel
CO-FOUNDER AT BARBARA CORCORAN VENTURE PARTNERS

THE BUZZ ABOUT VETPRONTO

VetPronto is probably one of the most genius ideas that has come out of the tech capital of the world. Dr. Michael Sterns is an amazing veterinarian who gave my dog such tailored care. I was at work at the time and Mini was at home with her daddy and I was able to facetime with them throughout the examination. Not only did he easily explain what was going on, but he educated us about what to expect, what we should look out for...

Jin B.
Client

I honestly can't rave enough about VetPronto as a service. This is my 2nd time using their vets and I'm as impressed as I was the first time around. Their vets are knowledgable and very patient with my cats (let's be honest, my cats aren't the easiest babies to handle). They took amazing care of Veer and Raja.

Anisa M.
Client

VetPronto is amazing. A mobile vet service... what a brilliant idea. It saves you time loading and unloading your pup onto car and driving to the vet. In the city, it may be tough to find parking or what not and have to deal with traffic. You can easily make an appointment online and even SAME DAY!

Stephanie C.
Client

I'm obsessed with VetPronto. I used it for the first time last week and I'm not sure how I ever made it work before. My cat pees anytime he's scared (which mostly includes cars and new situations) and having someone come out saved me a bunch of baths, time cleaning and stress.

Jess B.
Client

I continue to rely on VetPronto for pet care that can be effectively done at home. Appointments can be easily scheduled online and I generally get an appointment the next day, even for non-urgent issues. If there are special circumstances, I can call or email the main number and I have found the staff to be very helpful, caring and responsive.

Michelle I.

Client

Best vet visit ever! My older cat is a bit of a grouch and our previous vet trips usually involve: - Cramming her into a portable carrier - Her immediately freaking out and crapping herself - Us having to deal with the smell and shrieks on the drive to the pet store/vet office - Her freaking out and crapping again once she sees all the other animals waiting - Us finding out it's another half hour wait despite having an appointment - Her clawing the hell out of the vet tech......

Christina F.

Client

It has been tough thinking about writing this review, but knowing what a great comfort it may bring someone dealing with what I had to go through, I find it important that I do. My beloved Sheltie senior, Oggie, was diagnosed with an aggressive, untreatable lymphoma this spring, and it was clear that his condition would deteriorate quickly. The medicine that was prescribed for him for pain and/ or to slow down the disease were making him very ill, and it was clear.......

Anja H.

Client

Absolute life saver! I recently got a 4 month old female Boston Terrier and was scrambling to find a vet to exam her, get her caught up on her vaccinations, etc. Like many puppies my girl doesn't like car rides. She actually threw up in her crate on the way home from the breeder. So I didn't want to deal with another car ride yet. VetPronto to the rescue. Scheduled an appointment for next day via their website......

Tinou B.

Client

VetPronto is a pleasure to work with. The staff is friendly, the doctors are very knowledgeable and forth coming with information. They arrive on time and seem to spend all the time you need to have all your questions answered. When I think about past office vet visits, the drive over stress, the waiting in the waiting room for sometimes up to an hour, then the stress of the visit itself and the ride home... let's just say I am very grateful that I have VetProno to call when needed.

Lula D.

Client

We had the BEST experience with VetPronto. There was something wrong with my little Yorkshire Terrier so we asked VetPronto to come take a look at him. Not only did they send and very kind, gentle, and carrying Veterinarian, but they also sent a Vet-tech in case they needed to take blood or whatnot. In the end, she not only fixed my dog's original problem, but she helped fix or at least put him on the road to recovery for some of his other problems (he's 14 years old, so he has some issues)

Ryan S.

Client

VetPronto is a dream come true. My poor pup gets so much anxiety when we take him to the vet. I used to take him to the SPCA (which was awesome) but he hated it. I decided to use VetPronto and actually had Dr. Amini come to our house who was the last vet at the SPCA to see Sundance! He was so much more comfortable at home and she was able to do his full exam and give him his vaccine in 15 minutes! I am so happy with this service.

Taylor S.

Client

Even though I am very happy with our regular vet, I called vet pronto because my dog needed to be seen right away and I didn't want to bring him to urgent care. After my friend recommended Vet Pronto, I was able to get an appointment that day and was very pleased with the vet and nurse that showed up. They were very professional and so sweet to my dog and the entire process was very painless... much easier than dragging him to the vet across town.

Kate L.

Client

So much less stress than a typical visit to the vet. No forcing the cat in a carrier. No having to wait impatiently for the taxi/uber that is late or sometimes never even arrives. No sitting in the waiting room while your cat freaks out by the presence of other pets. In fact, it was so amazing that my cat had no idea this was a vet appointment (shh, don't tell him). It was like I just had a friend over who happened to be really interested in him. He was completely calm and chill.

Justine W.

Client

We have been very impressed with Joe and the VetPronto team. They are smart, resourceful and scrappy. Plus, they know their market cold. We are thrilled to be investors in the company and look forward to their continued success.

Phil Nadel

Managing Director, Barbara Corcoran Venture Partners

Innovative ideas, great team, and excellent execution - VetPronto posseses all the qualities of a successful startup and I am extremely pleased with all the progress the company has made in such short time.

Shu Duan

Earlt statge investor

CBS New York

New Breed Of On Demand Vet Services Offer In-Home Care For Your Furry Friends

April 20, 2016

NEW YORK (CBSNewYork) - Taking a pet to the vet can be an ordeal, but now high tech services can bring a help to your furry friend right at home. When Yana Stimler's golden retriever JZ developed a skin condition, she knew getting her to the vet

San Francisco Chronicle

Setting standards for Trump-related doggy accessories

March 1, 2016

A customer wanting a Trump poop bag received an apologetic acknowledgment of his request, forwarded to me by the customer's pal Betsy Nolan: While the poetic justice of producing Trump poo bags in China isn't lost on us, we did make an honest

CBS

Vets Warn Fleas Becoming Resistant To Chemical Treatments

December 9, 2015

SAN FRANCISCO (CBS SF) - Experts say fleas may be mutating and becoming more resistant to topical anti-flea treatments, making them peskier than ever for Bay Area pet owners trying to get rid of them.

SFGate

2 new initiatives call for benefits, safety net for gig workers

November 13, 2015

2 new initiatives call for benefits, safety net for gig workers [...] laws haven't kept pace with the economy's rapid evolution, depriving many freelancers of the benefits and protections of full-time jobs. [...] momentum is building for broad-based

TIME

Uber & Lyft Aren't Among 'Gig Economy' Companies Pledging to Treat Workers Well

November 13, 2015

Many of today's workers don't work a typical job with a typical employer, but instead make money as freelance contractors for companies like Uber or TaskRabbit. Thanks to the rise of such Silicon Valley "disruptors," it's easy for people to pick up short- or

TECH COCKTAIL

Don't go to the Vet, Let the Vet Come to You

May 30, 2015

It's never fun going to the vet - not for the dog and not for the owner. It's always expensive and often stressful for both parties. Sure, there are veterinary house calls, but they can still be just as expensive and frustrating to book.

the Bold Italic

Finally, a Stress-Free Way to Get Your Pet to See the Vet

February 27, 2015

Let's say, hypothetically, you have the world's sweetest cattle dog mix (he was a rescue too; we'll call him Ogilvy). He does this cute thing with his paws that melts hearts, his selfies rack up hundreds of likes on Instagram, and even your landlady coos

TC

VetPronto Brings Veterinary House Calls To San Francisco

January 16, 2015

A new company looking to make it more convenient for pet owners to see their local veterinarian, VetPronto, is now live in San Francisco. A member of the Y Combinator Winter 2015 class, VetPronto is offering on-demand house call veterinary services for

GeekWire

Uber for sick pets: VetPronto offers on-demand pet health service

October 31, 2014

There's an Uber for moving, an Uber for fitness, an Uber for pot - and now, there's an Uber for sick pets. VetPronto recently launched in Seattle, offering an on-demand pet health service for those that prefer to push a few buttons to have a veterinarian come

The Best Pet Care Happens at Home

Between the car trip and the crowded waiting rooms, a trip to the vet is no fun for pets or their owners. VetPronto gets rid of the stress by providing pets with the highest standard care where they feel most comfortable and safe: your home.



Problem: Vets are Oudated & Tedious

- Extremely stressful for pets and their owners, especially if they don't own a car

- Clinics can be booked for weeks in advance



Solution: Get care at home, on-demand

- Choose your vet and schedule an appointment, no travel necessary

- Get same-day care for your pets, no extra charge

★ ★ ★ ★ ★ from 270 Customers

"Their vets are knowledgable and very patient with my cats. Moreover, the luxury of having a full vet service visit your home means much time saved and so many less tears shed."
- Anisa, Vet Pronto Customer

All Your Pet's Records Together

Our vets review patient medical records from previous clinics prior to each appointment.

Only At Your Convenience

Book the appointment that's works best for you and never feel rushed by our veterinarians.

Completely Transparent Pricing

Traditional clinics slide in fees for services you don't want; we give you a detailed summary after every check up.

We Screen for the Best Vets

Our vets undergo a rigorous screening process to ensure only the most qualified professionals join the team.

The Market is Ready for On-Demand Pet Care

"Innovative ideas, great team, and excellent execution - VetPronto posseses all the qualities of a successful startup. I'm extremely pleased with all the progress they've made in such short time."
- Shu Duan, Early Stage Investor


August 2016
Mon 15
Tue 16
Wed 17
Thu 18

On-Demand Services are Now the Norm

With the rise of apps like Uber and Instacart, people now expect services to be consumer-centric. Convenience is the key to capturing customers.



More Vet Graduates than Jobs Available

The supply for veterinarians have outgrown demand since 2012. Clinic jobs are no longer a guarantee, and vets are looking for new job options.



Owners are Spending More on their Pets

Pet owners are spending 24% more on their pets than they were five years ago. The increase is concentrated among millenials and baby boomers.

45%
of U.S. adults use on-demand services

11,000
more trained veterinarians than available positions

$62 billion
Estimated expenses on pets in 2016

We're Growing Fast: 3500+ Customers in Just 2 Cities

We expanded to the Bay Area just last year, but since then we've booked over 3500 customers with 50+ on-call vets. But we're not just winning in quantity—the quality of our services have customers booking up to 4 appointments a year. The industry standard is just two.



$250K
$200K
$150K
$100K
$50K
0
Q1 '15
Q2 '15
Q3 '15
Q4 '15
Q1 '16
Q2 '16
Total Revenue in Q2: $240,000
Total Quarterly Revenue

$35% Gross Earnings per Booking	**40%** of Customers Book Again in 6 Months	**15%** Monthly Compounded Revenue Growth

Our Next Steps: Expand and Optimize

We kicked off VetPronto late 2014 with an idea and not much else. But since then, we were accepted into Y Combinator, the most prestigious startup accelerator in the world and launched with the biggest global vet clinic chain. Up next, we're tackling new cities and optimizing our software to increase margins and improve customer experience.

September 2014

Launched in San Francisco

January 2015

Joined Y Combinator

Gained access to funds and expertise of the best startup accelerator in the world.

May 2015

Raised $500k Seed Round

Allowed us to develop the next prototype of our product.

August 2015

Expanded to the Rest of Bay Area

Exposed us to 2 million new potential customers.

November 2015

Expanded to Los Angeles

January 2016

Added Surgical Procedures

VetPronto now covers all veterinary care needed by pet owners.

August 2016

Launched Trial with Banfield

Working with the largest vet hospital chain in the world to educate more pet owners about the benfits of house calls.

September 2016

Adding Route Optimization Technology

Improves the efficiency and quality of life for our veterinarians and their patients.

October 2016

Expanding to New York

Exposes us to millions more pet owners.

How Your Investment Will Help Us



Launch to New Cities

We will be launching in New York this fall, then hope to be in 2-3 other cities by the end of the year.



Expand Our Services

We will launch an upgraded native mobile app that wiill include virtual care options, such as video chat with vets.



Start Optimizing Operations

We will be automating manual processes as well as launch route optimization that will improve veterinary dispatches.

BETTER CARE, TOGETHER

We launched VetPronto two years ago with the goal of providing the highest quality and most convenient veterinary care. As our clients can attest, it is difficult to over-state how much house calls improve the veterinary experience for the pet and the pet owner.

We are regularly humbled by the kind words that our clients share with us and know that a significant percentage of our growth comes from their word-of-mouth referrals to other pet owners. We are excited that changes in securities law allow our most vocal supporters to invest in VetPronto.

While we are proud of the progress we have made to date, there is still plenty of work to do. Your support will help us improve the current offering, add additional services and expand to new markets.

Thank You.



Joe Waltman

MEET THE FOUNDERS



Joe Waltman
CEO



Soren Berg
CTO



Katherine Van Ekert
COO

DETAILS

– COLLAPSE ALL

What are you guys building?

The highest quality and most convenient veterinary care. The service currently revolves around house calls as we believe that the best care happens at home. We will be expanding the service to include virtual care as well as ancillary pet services.

How did you guys come up with this idea?

We started about three years ago with the theory that there are a lot of smart people and money going after human health problems. Let's learn from what these companies have done and apply it to pet health, given the role that pets are now playing in the family. In the process of experimenting with a number of ideas, we talked to over a hundred pet owners and learned that going to the veterinarian was the worst part of owning a pet. These discussions allowed us to stumble upon a pretty obvious idea; an on demand house call vet service that's on par with the other on demand services.

What changes in the market drove the development of your idea? Which companies inspire your work?

Perhaps the biggest change is customer expectation in terms of how the business treats the customer. The days of going to a doctor's office and sitting for who knows long in a waiting/exam room, then getting a few minutes with the doctor only to be thanked with a confusing and big bill are numbered. We have really worked through every aspect of vet care to make the client feel respected while also providing amazing vet care. There's a whole bunch of moving parts behind the scenes as we have effectively built a distributed hospital and need to get the right people, supplies, medication and information to the right place at the right time. Most of these processes have been automated and we feel like we are at a point where we can roll it out to a number of cities.

Are there companies you look to for inspiration that are doing this really well but in a different industry?

There are a number of pioneers in the on-demand category like Uber, Instacart and Postmates who have inspired just about every on-demand company. However, the 'Uber for X' analogy breaks down pretty quickly in health care. We prefer saying that we are building a virtual hospital rather than an Uber for vet care. There are a number of companies that are doing similar services for human health care like Circle, First Line and Heal. They are all great people and we have good relationships with them. There are things we've learned from them and things they've learned from us.

Can you walk me through what that process looks like without you guys and if you're just going through a traditional vet and how that changes with you guys? ^

The first thing you have to do is find a vet with availability at your required time. That can be quite challenging. Once you find one you're then going to have to get an appointment booked. Very few vet offices offer online booking so you have to call them up and find a mutually convenient time. If you are lucky enough to get an appointment in the somewhat near future, then you have to get yourself and your animal to the vet. If you don't have a car, you are at the mercy of the Uber/Lyft driver. Also, it is likely that your pet doesn't enjoy traveling, especially if you have a cat. And, it is very likely that your pet will know that you are going to the vet get very stressed out before you get to the office. For some animals, the stress of going to the vet does more harm than what they had to go to the vet for in the first place. (And this often means that pets just don't end up getting the medical attention they need).

Now you're at the vet. You've got your cat screaming in its carrier as it's surrounded by a waiting room of obnoxious, barking dogs. Or you've got a new puppy in for its first vaccinations and you're stressed it's going to contract whatever hideous disease is coming out of the adjacent dog's nostrils. But let's assume all goes well and they are able to treat your animal. More often than not, the doctor will perform additional services that you hadn't anticipated so what seems like a simple $70 visit easily escalates into multiple hundreds of dollars of laboratory work, 'waste handling fees', 'restraint fee' and other obscure items. All in all, it's a pretty miserable experience for both the human and the animal.

How does your app improve users' experiences with vets? ^

VetPronto has a simple booking process that is available via a smartphone app, website and telephone (we have a call center staffed 8am - 8pm). Clients can usually book appointments for the same day. Our pricing is simple and transparent and we can usually tell you what the visit will cost before you book. Take a blood test for example. There are dozens of different kinds of blood tests each with their own costs. If you call a typical vet clinic and ask how much a blood test will cost, they probably won't be able to give you an answer. For Vetpronto, all of our blood tests are all $200. If someone calls asking the cost of an exam and blood test we can tell them that it will be $350. It's an answerable question.

After you book an appointment you give us some basic information about yourself and your pet. We call any previous clinics and request records on your behalf. These records are uploaded into the system, providing our vets will all of the necessary medical history.

On the day of the appointment, our vet (and vet nurse, if necessary) will arrive at your door and begin the exam. If any additional or unexpected services are needed, the vet will explain the benefits of the services and their associated price. This is a large part of our training, making sure the vets are very explicit and open about the things they're doing and the associated costs.

After the appointment you will get an email summary from the vet discussing any findings and providing instructions for next steps. You will also get a receipt with the details of the charges. If you need any medications, we'll give you a link to the online pharmacy where the prescriptions will be pre-approved.

From a cost comparison perspective what does it look like? What's the premium folks are paying for this amazing service? ^

We're about 10-20% more expensive than normal vets.

Who are your customers?

Most of our customers are busy professionals who can't afford to take X hours of the day to go to the vet. The convenience is a major factor for them. The next largest group are people whose pets are unable to travel and/or go to a vet clinic. Because of the way the pet reacts to travel or going near the vet clinic, they literally can't get their animal to the veterinarian. The vast majority of our clients were people who actually didn't even know house call was an option.

How are you finding your customers?

Most of our customers come from word of mouth. Fortunately, our clients seem to be very willing to tell their friends about VetPronto. We also drive a decent amount of new bookings from intent based paid channels like Google (paid and organic) and Yelp.

How do you guys rank from a ratings perspective?

They're off the chart. On Yelp, we now have over 270 reviews, 262 of which are 5 stars.

What's your estimated LTV? Your blended calculation you mentioned was 50 on the paid side. How much is your average customer spending in one year?

The average appointment is $300, of which about $100 is gross profit. Our clients average 3-4 appointments per year, meaning one year LTV is $300-$400.

How much do people spend on this specific vet service that you guys are servicing?

The average vet bill is ~$250 at a bricks/mortar clinic. Our average bill is $300, which means are are about 20% more expensive.

What is the size and value of the veterinarian market?

The total vet market is $17 billion a year.

How much of that is for specific stuff that you guys do? I'm sure that some of that's surgery and other things that you can't do at home.

We can do $14 billion of the $17 billion. The $3 billion difference is surgeries.

How does going to a new market work for you guys? You're in two markets, you'll be expanding to a third. What's the plan?

Like any two-sided marketplace, we have to manage the demand (pet owners) and supply (veterinarians). Although we don't have everything figured out, we feel like we have a pretty good grasp of the playbook. We start looking for a local vet partner 3-6 months before we want to launch. This person will support the initial appointments as well as get most of the on-the-ground operations set up; recruiting and training vets and nurses, ordering supplies, finding laboratory and euthanasia partnerships, etc. Once demand ramps up and we can support multiple vets, the local partner steps back into more of a managerial role. Most of the operational stuff can be handled centrally; confirming appointments, answering calls/emails, requesting records, approving prescriptions, etc. The marketing activities for the new market is handled centrally and needs a 2-3 week lead time for set up.

So you're letting vets focus on courting patients and finding other vets to work with them and then I'm assuming you can give them some type of revenue share on that kind of specific geography?

Pretty much. But, it is important to note that the vets do very little marketing/acquisition work on the demand side (targeting pet owners). That is rather technical 'growth hacking' work that is done much more effectively from a central location.

Tell us about how things are going, what the book numbers look like for the markets you're in right now and why now is the time to command you a third market.

San Francisco is our most mature market and it is going well. Up until the (very typical) summer slowdown, we were growing by about 15% a month and almost 200% per year. We should be cash-flow positive in San Francisco by September or October. The expansion decision is primarily due to the evolution of our operations and marketing. We have automated enough processes to the point that we are confident we could be working multiple markets in parallel. The marketing has also gotten to where we think we can basically replicate that model in 5-15 other markets pretty quickly.

What do you think it costs to open a new market and get to the point where it's ultimately going to be self-sustaining?

We need 50-75K of working capital to get a new market to cash flow break even.

What are your revenues look like right now?

Before summer started, we were doing $100k per month. The summer monthly revenue was closer to $70k. We saw a similar slowdown last year.

What factors are affecting your growth as a company?

Since word of mouth is our primary growth driver, we need to make sure every customer has as great of an experience as possible. In most customers, just getting a vet to their house is enough. However, we are striving for an amazing service where all touches with VetPronto are delightful. The more that we are able to delight, the better the word will spread.

Tell us about the biggest challenges that you see moving forward that you're going to have to solve to grow to the extent that you mentioned earlier.

One of our concerns that we haven't really answered yet is the variance between new markets. From an operations and marketing perspective, we have identified some obvious differences between the markets. However, it is likely there are other differences that we will only discover after we launch.

Tell us about the team. Who are the founders and key executives?

The three founders are Katherine, Soren and Joe. Katherine is the COO, Soren is the CTO and Joe is the CEO. Soren and Joe have known each other for eight years and previously founded an email marketing company called RestEngine. It was eventually sold to Twitter and became Twitter's email infrastructure. Katherine is the veterinarian. The way we loosely breakdown responsibilities is that Joe handles the demand side (pet owners), Katherine handles the supply side (veterinarians) and Soren builds stuff to enable both sides. The reality is we all do a little bit of everything.

What do you think are some important things for folks to know about the business?

It's hard to overstate just how much better the experience is when vet care is handled in the home. I think the best evidence of that is our Yelp reviews.

Do you have any direct competitors that are in the space or is it really just traditional vets?

There are a few other vet care start-ups, but we have a 1-2 year head start and are 5-10x their size in terms of clients, technical development and operational processes. I like to say that our primary competitor is lack of awareness. The vast majority of pet owners don't know that house calls are an option. As that changes, our business's growth will hopefully accelerate.

ASK A QUESTION

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ASK QUESTION

RISKS SPECIFIC TO VETPRONTO

1. Changes in the demand for our products and services could negatively affect our operating results.

2. The significant competition in the companion animal healthcare industry could result in a decrease in our prices, an increase in our acquisition costs, a loss of market share and could materially affect our revenue and profitability.

3. If we are unable to effectively execute our growth strategy, we may not achieve our desired economies of scale and our profitability may decline.

4. We may experience difficulties hiring skilled veterinarians due to shortages that could disrupt our business.

5. Any failure in our information technology systems, disruption in our transportation network or failure to receive supplies could significantly increase testing turn-around time, reduce our production capacity and otherwise disrupt our operations.

6. If we fail to comply with governmental regulations applicable to our business, various governmental agencies may impose fines, institute litigation or preclude us from operating in certain states.

7. Changes in regulations or user concerns regarding privacy and protection of user data could adversely affect our business.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

VetPronto is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?
How do I earn a return?
How is Wefunder compensated?
How do convertible notes work?
Have another question?



Joe Waltman

Co-Founder at VetPronto

San Francisco Bay Area | Internet

Previous RestEngine, Boost Mobile, Sports Alliance

Education INSEAD

Connect | Send Joe InMail

500+ connections

https://www.linkedin.com/in/joewaltman | Contact Info

Background

Experience

Co-Founder
VetPronto
April 2014 – Present (2 years 6 months)

Mobile Veterinarians - we bring the vet to you.

Co-Founder
RestEngine
October 2009 – June 2012 (2 years 9 months)

Acquired by Twitter

Business Development Manager
Boost Mobile
February 2006 – September 2008 (2 years 8 months)

Associate
Sports Alliance
August 2003 – February 2006 (2 years 7 months)

Sr. Technical Consultant
Akamai
December 2000 – September 2001 (10 months)

Co-Founder and V.P. of Technology
Todosport Network Inc.
July 1999 – December 2000 (1 year 6 months)

Network Engineer
Qualcomm
January 1996 – July 1999 (3 years 7 months)

Skills

- 49 Start-ups
- 42 Business Development
- 24 Product Management
- 22 Entrepreneurship
- 15 Sales
- 4 Developer Relations

Education

INSEAD
MBA
September 2002 – July 2003

University of Southern California
MS, Computer Science
September 1997 – May 1999

U.C. Berkeley
BA, International Relations
1992 – 1995

Minor - Computer Science

Recommendations

Given (6)



Gary Kagan
National Account Executive

"Gary was an incredibly helpful partner for VetPronto. Yelp is a major source of leads and Gary went above and beyond the call of duty to make Yelp's platform even more impactful. Gary was the first internal contact who took the time to understand our business as well as adjust our ad strategy to get the most bang for our buck.

November 30, 2015, Joe was Gary's client



Soren Berg
Software Engineer

"Soren is a truly exceptional engineer. Not only does he posses high-octane intellectual horsepower, he is also willing to roll up his sleeves and do what needs to get done (even when it is not very glamorous). Soren single-handedly built RestEngine's messaging platform. Without Soren's valiant efforts, the company would have gone nowhere. I would be very happy to work with... **more**

May 8, 2012, Joe managed Soren at RestEngine



Jason Kreidman
Ecommerce Marketing Strategist

"Jason is the real deal when it comes to entrepreneurship. He can define/articulate a vision and then do what needs to be done to get it executed.

March 31, 2009, Joe was with another company when working with Jason at Kreidman, Inc.



David Johnson
CEO

"David is a frighteningly intelligent cultural chameleon. Not only can he come up with great ideas, but he can also articulately communicate them to all levels. His positive attitude usually results in 2 plus 2 equaling at least 5.

February 2, 2009, Joe reported to David at Todosport Network, Inc. / Umbro.com



Jon Bukosky
Chief Operating Officer (Digital Division)

"JonMichael is a new media veteran with an amazing rolodex. His no-nonsense approach makes working with him a breeze.

January 19, 2009, Joe was with another company when working with Jon at Ghost House Pictures

See More





Dr Katherine van Ekert

Co-founder, VetPronto YC W15

San Francisco, California | Veterinary

Current	VetPronto
Previous	Animal Consultants International, Muufri, Zesty, Inc.
Education	The University of Sydney

Send Dr Katherine InMail

500+ connections

https://www.linkedin.com/in/dr-katherine-van-ekert-861b2320

Contact Info

Background

Experience

Co-founder
VetPronto
January 2015 – Present (1 year 9 months) | San Francisco Bay Area

Currently servicing San Francisco Bay Area, Los Angeles, and New York.

VetPronto is a new type of Veterinary Service dedicated to providing the most quality, convenient and transparent veterinary care possible.

We treat pets at the home or workplace, saving them stress, and you time. We're using tech to provide a new standard of medical record management, client communication, and operational efficiency.



VetPronto - Mobile Veterinarians

Director, Partnerships
Animal Consultants International
September 2013 – April 2016 (2 years 8 months)

Manage an international professional consultancy service of 15 world class experts (including scientific professors, medical specialists, veterinary fellows and attorneys). Orchestrate community outreach and marketing, ongoing maintenance of client relationships, and advise on campaign strategy.

Operations, pro-bono
Muufri
November 2014 – January 2015 (3 months) | San Francisco Bay Area

If milk were invented today, how would we make it? How would we produce enough to feed the whole world?

We're making milk from the ground-up. Based on the safe and proven techniques that give us beer or vegetarian rennet, we provide consumers and food manufacturers with the same products we all know and love - in a healthier, cheaper, and more sustainable way. And because we control all aspects of the process, we can make milk much more efficiently than cows - meaning cheaper products for people all over the world.

Excited? So are we! Get in touch at info@muufri.com

Operations
Zesty, Inc.
July 2014 – December 2014 (6 months) | San Francisco Bay Area

Zesty lets you order healthy, delicious food for you or your company.

Zesty's dietitians curate the healthiest dishes from the best restaurants in a city. Nutrition facts are calculated for every dish and restaurants cook dishes for Zesty in a healthier way than usual.

Order for your company by inquiring at http://zesty.com/work or order on-demand from Zesty's iPhone app at http://zesty.com/ios

Zesty was part of the most recent Y Combinator class, Winter 2014.

Director of Partnerships
Sentient
September 2010 – March 2014 (3 years 7 months) | New South Wales, Australia

Founding President of the independent veterinary association, Sentient. We combine scientific reflection within an ethical framework to ensure that animals' needs are appropriately and ethically addressed by governments, industry and the public.

Through the development of over 20 policy analyses, established Sentient as a top veterinary authority, resulting in features in e.g.: ABC News Radio; The Australian Veterinary Forensics and Law Conference; and campaign websites receiving over 300,000 unique views.

Areas of expertise include intensive agricultural industries, the live animal export trade, and companion animal management.

▸ 1 organization

DVM
Various
2009 – 2014 (5 years) | Australia

Through clinical practice, I've had the opportunity to:
- Improve clinic workflow by upholding a standard of clear, directive communication to nursing and support staff, which enabled us to manage multiple cases in unison and with minimal confusion
- Manage emergencies and crisis; emphasising a supportive environment; and empowering people with great responsibility and decision-making capacity;
- Contribute to the reputation of the clinics that I worked at by continually improving my skills as a diagnostician, and ability to problem-solve innovatively and under pressure, which improved profitability through provision of superior services and additional services.

Officer for Animal Welfare
Department of Primary Industries Victoria (DPI)
2012 – 2013 (1 year) I Melbourne, Australia

- Audited the use of animals in scientific research in Victorian institutions and universities;
- Conducted comprehensive scientific literature reviews of laboratory animal husbandry and an industry impact statement regarding the phasing out of the use of chimpanzees in research;
- Audited and prosecuted farmers for animal welfare breaches under the anti-cruelty legislation;
- Contributed to the development of National Standards for sheep and cattle, which involved managing community perceptions of animal welfare; protecting farmer and industries' financial interests; and coordinating the feasibility of, and compromises required to, institute cohesive standards across States with diverse economic ecosystems, climates, and husbandry protocols;
- Developed of a toolkit for livestock veterinarians managing animal welfare issues in the field, which involved negotiating contributions from the Australian Veterinary Association (Victoria) and state government.

Volunteer Experience & Causes

Veterinarian
The Blue Cross, VetSOS
2011 I Animal Welfare

Performed spey and neuter surgeries and vaccination drives as part of the Indian government's Rabies Prevention program;

Advised on, and worked with managerial and veterinary staff to implement, new protocols for infectious disease management, adoptions, and surgical procedures. An overwhelming task, our changes led to a reduction in the transmission of lethal, highly-transmissible diseases... **more**

Expert
Mercy for Animals
2013 – Present (3 years) I Animal Welfare

Analyse footage of animal abuse and provide veterinary reports of cruelty breaches that is used in court cases and public campaigns.

Volunteer
New Harvest

Opportunities Dr Katherine is looking for:

- Joining a nonprofit board

Honors & Awards

Dean's List of Excellence, Summa Cum Laude
The University of Sydney
2008

For excellence in academic performance graduating in the final year of the Bachelor of Veterinary Science.

The Young Alumni Award, 2012
The University of Sydney Faculty of Veterinary Science
2012

For outstanding professional work three years after graduation.

Albert Victor Steers Bequest Prize Bequest for Top Female Student Receiving the Highest Marks

The University of Sydney

2008

Established in 2003 by a bequest of $50,000 from Mr Albert Steers Harris, for the establishment of the annual award of two (2) prizes to be known as "Status Prizes" to
be given to veterinary science students in the undergraduate course leading to the degree of Bachelor of Veterinary Science. The prizes to be awarded to:
a) the male student receiving the highest marks in the final year, and
b) the female student receiving the highest marks in... **more**

Australian Society for Parasitology Prize in Veterinary Parasitology

The University of Sydney

2006

Established in 1991 by the offer of an annual donation from the Australian Society for Parasitology. Awarded annually for proficiency in Veterinary Parasitology 3, providing the work is of sufficient merit.

Organizations

Sentient, The Veterinary Institute for Animal Ethics

President

Starting September 2010

VetSOS

Veterinarian

Starting April 2013

Skills

Top Skills

- 42 Animal Husbandry
- 36 Pets
- 35 Animal Behavior
- 30 Animal Welfare
- 25 Dogs
- 21 Veterinary Public Health
- 18 Animal Work
- 11 Animal Nutrition
- 11 Soft Tissue Surgery
- 10 Veterinary Medicine

Dr Katherine also knows about...

- 9 Client Education
- 8 Surgery
- 8 Science
- 7 Anesthesia
- 6 Dog Training
- 5 Veterinary Pathology
- 5 Rabbit
- 5 Laboratory Animal...
- 4 Animal Ethics
- 4 Animals
- 4 Dog Behavior
- 4 Euthanasia
- 4 Exotic Animals
- 3 Radiography
- 3 Animal Surgery

See 3+ ›

Education

The University of Sydney

BVSc, Hons 1, Veterinary Medicine, Summa Cum Laude

2003 – 2008

Honours Research Thesis (95/100) - TRFLP analysis of microbial gut flora populations in Australian marsupials

Activities and Societies: President, Veterinary Science for Animal Welfare

▸ 3 honors and awards

Groups

Give Pets A Chance
47 members
+ Join



CAT International - In...
1,984 members
+ Join

Animal Welfare Group
6,516 members
+ Join

Stray Animal Founda...
2,648 members
+ Join

Pets Are Awesome
24 members
+ Join

Humane Society Vete...
3,794 members
+ Join



Protect Pets Now
105 members
+ Join

See 15 more ›



Soren Berg

Co-Founder at VetPronto

San Francisco Bay Area | Computer Software

Current: VetPronto - Mobile Veterinarians
Previous: Twitter, RestEngine, Google
Education: Grinnell College

Send Soren InMail

81 connections

https://www.linkedin.com/in/soren-berg-3787416

Background

Summary

I have experience building enterprise software and solving diverse challenges in many areas of software design.
My goal is to help people through software and to work with others who are intelligent and passionate about what they do.

Specialties: Email sending infrastructure. APIs and back-end software.
Getting more comfortable with: Full stack development (Ruby, Scss, etc.)
Looking forward to learning: iOS development.

Experience

Co-Founder
VetPronto - Mobile Veterinarians
February 2014 – Present (2 years 8 months) | San Francisco Bay Area

Building out operational infrastructure and helping with customer acquisition.

Software Engineer
Twitter
May 2012 – January 2014 (1 year 9 months) | San Francisco Bay Area

Worked on the notification infrastructure for email/sms/push.

Software Engineer
RestEngine
January 2010 – May 2012 (2 years 5 months) | San Fransisco, CA

Working for a very exciting startup providing messaging services for social media applications.

1 recommendation

Joe Waltman
Co-Founder at VetPronto

Soren is a truly exceptional engineer. Not only does he posses high-octane intellectual horsepower, he is also willing to roll up his sleeves and do what needs to get done (even when it is not very glamorous). Soren single-handedly built... View↓

Google Summer of Code Participant
Google
May 2009 – August 2009 (4 months)

Wrote a proposal for a real-time scripting API for Inkscape, a large C++ program. This proposal was accepted into the Google Summer of Code Program and I spent the summer implementing it. I designed and developed a language independent scripting system based on the needs of the community.

Post Baccalaureate Fellow
Grinnell College
May 2008 – May 2009 (1 year 1 month)

Over the past year I worked directly with a professor (Dr. Rebelsky) to develop an environment for teaching introductory CS students. The program, Mediascript, is a graphical interface designed to support multiple programing languages and allows students to interact with multiple programs such as the GIMP and Inkscape. Mediascript is currently in use by ~100 students and faculty and is 30,000+ lines of C and Scheme. Presented research at Grinnell College and SIGCSE.

1 recommendation

Samuel Rebelsky
Professor of Computer Science

Soren worked for me while a student as a research assistant and did such a wonderful job that I arranged for him to work full-time for me for a year after graduate (as a "Post-Baccalaureate Fellow"). In all of Soren's work, I'm impressed by his... View↓

Research Assistant
Grinnell College
May 2007 – August 2007 (4 months)

I worked as a MAP student with David D'Angelo to add scripting capabilities in Inkscape (A vector graphics program.) Over the course of one summer we successfully built a scripting console that allowed users to make and modify images using Scheme.

Skills

Top Skills

- 5 Python
- 5 C
- 3 Bash
- 3 Git
- 3 Linux
- 2 Scheme
- 2 Software Design
- 1 MySQL
- 1 Java
- 1 Scala

Soren also knows about...

1 LaTeX | 1 C++ | 1 Objective-C | 1 Scalability | 1 OS X | Mongo | Message Systems Momentum

Education

Grinnell College
BS, Computer Science
2004 – 2008

1 recommendation

Janet Davis
Associate Professor of Computer Science at Whitman College

Soren is bright, enthusiastic, and a self-starter. He asked some of the most insightful questions in my Software Design and Human-Computer Interaction courses. View↓

Additional Info

Personal Details

Birthday: April 20

Recommendations

Received (3)

Software Engineer
RestEngine

Joe Waltman
Co-Founder at VetPronto

"Soren is a truly exceptional engineer. Not only does he posses high-octane intellectual horsepower, he is also willing to roll up his sleeves and do what needs to get done (even when it is not very glamorous). Soren single-handedly built RestEngine's messaging platform. Without Soren's valiant efforts, the company would have gone nowhere. I would be very happy to work with... **more**

May 8, 2012, Joe managed Soren at RestEngine

Post Baccalaureate Fellow
Grinnell College

Samuel Rebelsky
Professor of Computer Science

"Soren worked for me while a student as a research assistant and did such a wonderful job that I arranged for him to work full-time for me for a year after graduate (as a "Post-Baccalaureate Fellow"). In all of Soren's work, I'm impressed by his ability to quickly master new concepts and to bring a wide variety of knowledge and skills to bear on problems.

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March 11, 2009, Samuel managed Soren at Grinnell College

BS
Grinnell College

Janet Davis
Associate Professor of Computer Science at Whitman College

"Soren is bright, enthusiastic, and a self-starter. He asked some of the most insightful questions in my Software Design and Human-Computer Interaction courses.

March 10, 2009, Janet taught Soren at Grinnell College

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